Exhibit 10.3

SUPPORT AGREEMENT

SUPPORT AGREEMENT, dated as of February 26, 2025 (this “Agreement”), by and between Dragonfly Energy Holdings Corp., a Nevada corporation with offices located at 12915 Old Virginia Road, Reno, Nevada 89521 (the “Company”) and the Shareholders identified on the signature pages hereto (each, a “Shareholder” and together, the “Shareholders”).

WHEREAS, the Company and certain investors (each, an “Investor”, and collectively, the “Investors”) have entered into a Securities Purchase Agreement, dated as of February 26, 2025 (the “Securities Purchase Agreement”), pursuant to which, among other things, the Company has agreed to issue and sell to the Investors and the Investors have, severally but not jointly, agreed to purchase shares of Series A Convertible Preferred Stock, $0.0001 par value, of the Company (the “Preferred Shares”), which will be convertible into common stock of the Company, par value $0.0001 per share (the “Common Stock”), in accordance with the Certificate of Designations of Rights and Preferences of Series A Convertible Preferred Stock and (ii) certain warrants (the “Incremental Warrants”) to purchase additional Preferred Shares;

WHEREAS, as of the date hereof, the Shareholders own shares of Common Stock (the “Shareholder Shares”), which collectively represent (i) approximately 24.5% of the total issued and outstanding Common Stock of the Company, and (ii) approximately 24.5% of the total voting power of the Company; and

WHEREAS, as a condition to the willingness of each Investor to enter into the Securities Purchase Agreement and to consummate the transactions contemplated thereby (collectively, the “Transaction”), the Investors have required that the Shareholders agree, and in order to induce each Investor to enter into the Securities Purchase Agreement, the Shareholders have agreed, to enter into this Agreement with respect to all the Shareholder Shares now owned and which may hereafter be acquired by the Shareholders and any other securities of the Company (the “Other Securities”, and together with the Shareholder Shares, the “Shareholder Securities”), if any, which the Shareholders are currently entitled to vote, or after the date hereof become entitled to vote, at any meeting of the shareholders of the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

SUPPORT AGREEMENT OF THE SHAREHOLDER

SECTION 1.01. Support Agreement. Subject to the last sentence of this Section 1.01, the Shareholders hereby agree that at any meeting of the shareholders of the Company, however called, and in any action by written consent of the Company’s shareholders, the Shareholders shall each vote their respective Shareholder Securities, which Shareholders are currently entitled to vote, or after the date hereof become entitled to vote, at any meeting of the Shareholders of the Company: (a) in favor of the Stockholder Approval (as defined in the Securities Purchase Agreement), as described in Section 4(bb) of the Securities Purchase Agreement; and (b) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Transaction Documents (as defined in the Securities Purchase Agreement) or which could result in any of the conditions to the Company’s obligations under the Transaction Documents not being fulfilled. Each Shareholder acknowledges receipt and review of a copy of the Securities Purchase Agreement and the other Transaction Documents. The obligations of the Shareholders under this Section 1.01 shall terminate immediately following the occurrence of the Stockholder Approval.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

The Shareholders hereby represent and warrant, severally and not jointly, to the Company and each of the Investors as follows:

SECTION 2.01. Authority Relative to this Agreement. Each Shareholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Shareholder and constitutes a legal, valid and binding obligation of each Shareholder, enforceable against each Shareholder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally, the enforcement of creditors’ and other obligees’ rights and (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought.

SECTION 2.02. No Conflict. (a) The execution and delivery of this Agreement by each Shareholder does not, and the performance of this Agreement by each Shareholder shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to such Shareholder or by which the Shareholder Securities owned by each Shareholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shareholder Securities owned by each Shareholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any Shareholder is a party or by which any Shareholder or the Shareholder Securities owned by such Shareholder is bound.

(b) The execution and delivery of this Agreement by each Shareholder does not, and the performance of this Agreement by such Shareholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by such Shareholder, except with respect to filings made pursuant to Section 13 of the Securities Exchange Act of 1934.

SECTION 2.03. Title to the Stock. The Common Stock owned by each Shareholder are all the securities of the Company owned, either of record or beneficially, by such Shareholder. Such Common Stock or Other Securities are owned free and clear of all Encumbrances (as defined below), except for the Permitted Encumbrances (as defined below). The Shareholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Common Stock or Other Securities owned by such Shareholder.

ARTICLE III

COVENANTS

SECTION 3.01. No Disposition or Encumbrance of Stock. Each Shareholder hereby covenants and agrees, severally and not jointly, that such Shareholder shall not offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney with respect to, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on the Shareholder’s voting rights, charge or other encumbrance of any nature whatsoever (“Encumbrance”) with respect to the Shareholder Securities, directly or indirectly, or initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing. For purposes of this Agreement, “Permitted Encumbrances” means the certain Support Agreement dated as of December 31, 2024, by and between the Company and the stockholder signatory thereto (the “Existing Support Agreement”) with respect to the Warrant Issuance Shareholder Approval (as defined in the Existing Support Agreement).

SECTION 3.02. Company Cooperation. The Company hereby covenants and agrees that it will not, and each Shareholder irrevocably and unconditionally acknowledges and agrees that the Company will not (and waives any rights against the Company in relation thereto), recognize any Encumbrance or agreement (other than this Agreement) on any of the Shareholder Securities subject to this Agreement, except for the Permitted Encumbrances.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Further Assurances. Each Shareholder shall execute and deliver such further documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

SECTION 4.02. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that any Investor (without being joined by any other Investor) shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Any Investor shall be entitled to its reasonable attorneys’ fees in any action brought to enforce this Agreement in which it is the prevailing party.

SECTION 4.03. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Shareholders (other than the Securities Purchase Agreement and the other Transaction Documents) with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Company and the Shareholders with respect to the subject matter hereof.

SECTION 4.04. Directors and Officers. This Agreement shall apply to each Shareholder solely in such Shareholder’s capacity as a holder of Common Stock and Other Securities, as the case may be, and not in such Shareholder’s capacity as a director, officer or employee of the Company or any of its Subsidiaries or in such Shareholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust, as applicable (if any). Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or require any Shareholder to attempt to) limit or restrict a director or officer of the Company in the exercise of his or her fiduciary duties as a director or officer of the Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of the Company or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.

SECTION 4.05. Amendment. This Agreement may not be modified or amended or the provisions hereof waived except by an instrument in writing signed by the parties hereto.

SECTION 4.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

SECTION 4.07. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

SECTION 4.08. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Reno, Nevada, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to any of said courts or a judge thereof may be served inside or outside the State of Nevada by registered mail, return receipt requested, directed to the party being served at its address set forth on the signature ages to this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. Each of the Company and the Shareholders irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

SECTION 4.09. Termination. This Agreement shall automatically terminate immediately following the occurrence of the Stockholder Approval.

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IN WITNESS WHEREOF, the Shareholders and the Company have duly executed this Voting Agreement as of the date first written above.

THE COMPANY:

DRAGONFLY ENERGY HOLDINGS CORP.

By:	/s/ Denis Phares
Name:	Denis Phares
Title:	Chief Executive Officer

Address: 12915 Old Virginia Road
Reno, Nevada 89521

SHAREHOLDERS:

DENIS PHARES

By:	/s/ Denis Phares

Address: 12915 Old Virginia Road
Reno, Nevada 89521